EXHIBIT 10.11

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of the 1ST day of February, 2012, by and between CCR OF MELBOURNE, INC., whose address is 709 S. Harbor City Boulevard, Suite 250, Melbourne, Florida 32901 (the "Lender") and FCID MEDICAL, INC., whose address is 709 S. Harbor City Boulevard, Suite 250, Melbourne, Florida 32901. (the "Borrower").

W I T N E S S E T H:

WHEREAS, Borrower has requested that Lender grant a revolving line of credit loan in the current principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the “Loan”) for the purpose of financing Borrower’s working capital and for other general corporate purposes.

WHEREAS, Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the Loan.

NOW, THEREFORE, in consideration of the Premises and the sum of TEN DOLLARS ($10.00) each to the other in hand paid, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender do hereby agree as follows:

ARTICLE I
LOAN DOCUMENTS

Prior to or simultaneously with the execution of this Agreement, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender the following documents (hereinafter collectively and together with this Agreement referred to as "Loan Documents"), all in a form reasonably satisfactory to Lender:

1.           Note.  A Revolving Line of Credit Note (the "Note") of even date payable to the order of Lender executed by Borrower, in the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).  All of the terms and provisions of the Note shall be satisfactory to Lender and Borrower.

2.           Other Documents.  Such other documents as may be reasonably required by Lender in connection with the Loan including, but not limited to, a loan closing statement, corporate authorization documents, a compliance agreement, a waiver of jury trial, and an IRS Form W-9.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender as follows:

1.           Incorporation, Good Standing, and Due Qualification.  Borrower is a corporation duly incorporated, validly existing, and in good standing and has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged.

2.           Corporate Power and Authority.  The execution, delivery, and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the members of the Borrower; (2) contravene the Borrower's charter or bylaws; (3) to Borrower’s knowledge, violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (6) cause the Borrower to be in default under any (i) to Borrower’s knowledge, such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or; (ii)  any such indenture, agreement, lease, or instrument.

3.           Validity of Loan Documents.  The Loan Documents constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

4.           Conflicting Transactions of Borrower.  The consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, or other instrument to which Borrower is a party or by which Borrower may be bound or affected.

5.           Pending Litigation.  Except as specifically set forth below in this paragraph, there are no actions, suits, or proceedings pending, or to the knowledge of Borrower involving the validity or enforceability of any of the Loan Documents, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to the Borrower’s knowledge, it is not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority.

6.           Brokerage Commissions.  Any brokerage commissions due, and of which Borrower is aware, in connection with the transaction contemplated hereby have been paid in full and any such commissions coming due in the future will be promptly paid by Borrower.  Borrower agrees to and shall indemnify Lender from any liability, loss, cost, damage, claim or expense arising by reason of any such brokerage commissions.  This provision shall survive the repayment of the Loan made in connection herewith and shall continue in full force and effect so long as the possibility of such liability, loss, cost, damage, claim or expense exists.

7.           Accuracy of Information.  Lender’s commitment to make the Loan is based on the accuracy of Borrower’s representations and statements.  Neither this Loan Agreement nor any documents, financial statements, credit information, certificate or statement required herein to be furnished to Lender contains any untrue statement of a fact or omits to state a fact material to this Loan Agreement or to Lender’s decision to enter into this Loan Agreement or to make the Loan.  Lender shall have the option to declare this Loan Agreement to be breached if there shall have been any material misrepresentation, misstatement, omission or any material error in any statement, document or other submission delivered to Lender, or if there shall have been a material adverse change in the status of facts submitted to Lender, or Borrower becomes insolvent or bankrupt.

8.           Set-Offs.  Borrower does not have any defenses, counterclaims or set-offs with respect to any Loan proceeds disbursed or to be disbursed or otherwise advanced or to be advanced hereunder.

9.           Continuation and Investigation.  The warranties and representations contained herein shall be and remain true and correct so long as any of Borrower’s obligations hereunder have not been satisfied, or so long as part of the Loan shall remain outstanding, and each request by Borrower for a disbursement or extension of the Loan shall constitute an affirmation that the foregoing representations and warranties remain true and correct as of the date thereof.  All representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of any or all of the Loan disbursements contemplated hereby.

ARTICLE III
COVENANTS OF BORROWER

Borrower hereby covenants and agrees with Lender as follows:

1.           Loan Agreement.  To duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on Borrower’s part to be performed, observed and complied with hereunder and under the Loan Documents and any other documents and instruments executed and delivered by Borrower to Lender in connection herewith.  Borrower will not suffer or permit any Event of Default to exist hereunder or thereunder.  To the extent required by GAAP, Borrower will promptly give notice in writing to Lender of the occurrence of any material litigation or proceedings affecting Borrower and whether or not Borrower’s liability, if any, is covered by insurance.

2.           Expenses.  To pay all costs of closing the Loan contemplated hereunder and all reasonable expenses of Lender with respect thereto, including but not limited to  reasonable attorneys’ fees and documentary stamps.

3.           Negative Covenants.  The Borrower represents and warrants that the Borrower or its subsidiaries will duly pay or discharge all taxes or other claims which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith (in which case an adequate reserve for payment shall be maintained).

ARTICLE IV
SPECIFIC PROVISIONS

1.           Financial Statements and Records.  Borrower shall, with reasonable promptness, deliver such additional financial or other data in reasonably the same form as they are maintained by Borrower and reasonably satisfactory to Lender as the Lender may reasonably request, provided, that Borrower has a reasonable time to produce such information.  The Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business operations or financial condition of the Borrower which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Lender or to any person which shall, or shall have the right or obligation, to succeed to all or any part of the Lender’s interest in the Note or other Loan Documents.

2.           Advances.  Lender shall endeavor to fund advances within ten (10) days after Lender’s receipt of a written request from Borrower which specifies the amount of the request, acknowledges the current outstanding balance of the Loan (which figure is not binding on Lender if inaccurate), and specifies the intended use of the requested funds.  All advances shall be subject to Lender’s approval of such uses in Lender’s sole discretion.

3.           Financials and SEC Reportings.  It is also agreed that Lender’s obligation to make any fundings under the Loan is contingent upon Borrower’s parent company (and any publicly traded affiliates) being fully compliant with all Securities and Exchange Commission financial and reporting requirements.

ARTICLE V
EVENTS OF DEFAULT

An occurrence of any of the following events shall constitute an Event of Default hereunder entitling Lender to the remedies set forth in the Note:  (i) failure by Borrower to pay principal or interest under the Loan Documents when due; (ii) failure by Borrower to pay any other amount owed under the Loan Documents within ten (10) days after written notice from Lender thereof; (iii) breach of any other covenants of Borrower under the Loan Documents which is not cured within thirty (30) days after written notice from Lender thereof; (iv) any representation or warranty of Borrower under the Loan Documents is false in any material respect thereof when made and not thereafter cured within ten (10) days; (v) Default by Borrower of any other agreement with Lender which has not been cured within the time period set forth therein (including any hedging agreement executed with the Lender); (vi) failure by Borrower to pay amounts owed to any creditor other than Lender under a written agreement calling for payment of money, provided that the applicable notice and/or grace period in such written agreement have expired; (vii) bankruptcy or insolvency (whether voluntary or involuntary) of Borrower; (viii) dissolution, liquidation, merger, consolidation, termination or suspension of business of Borrower; (ix) a change in control materially adversely affecting Borrower; (x) a reasonable determination by Lender of the occurrence of a material adverse change in the financial condition of Borrower; (xi) if secured, any material impairment or deterioration of the value of any collateral; or (xii) the sale of all or substantially all of the assets of Borrower other than in the ordinary course of business.

ARTICLE VI
GENERAL CONDITIONS

The following conditions shall be applicable throughout the term of this Agreement:

1.           Rights of Third Parties.  All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so.

2.           Evidence of Satisfaction of Conditions.  Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall at all times be free independently to establish to its reasonable satisfaction such existence or nonexistence.

3.           Assignment.  Lender shall have the unconditional right to assign all or any part of its interest hereunder to any third parties, but Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

4.           Successors and Assigns Included in Parties.  Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns whether so expressed or not.

5.           Headings.  The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

6.           Invalid Provisions to Affect No Others.  In fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

7.           Number and Gender.  Whenever the singular or plural number, masculine or feminine, or neuter gender is used herein, it shall equally include the other.  References herein to Borrower shall include all of the corporate borrowers, unless the context indicates reference to any Borrower or only Borrower.

8.           Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

9.           Documentary Stamp Taxes, etc.  Throughout the term of the Loan, the Borrower shall be obligated to and shall pay all applicable documentary stamp taxes required to be paid at any time on the Loan, whether on any original or renewal promissory note or otherwise, together with any and all penalties due thereon.  Borrower by the execution hereof does hereby guarantee said prompt payment.  This provision shall in any event survive any payment of the Loan, return of any promissory note evidencing the Loan or any guarantee of its return.

10.           Attorneys’ Fees.  Should any litigation arise between, among or involving any of the parties concerning or arising out of this Agreement, including, but not limited to, actions for damages, specific performance, declaratory, injunctive or other relief, and whether at law or in equity, and including appellate and bankruptcy proceedings as well as at the trial level, the prevailing party in any such litigation or proceeding shall be entitled to recover reasonable attorneys’ fees and costs.

11.           Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Florida.

12.           Venue and Waiver of Demand for Jury Trial.  Borrower and Lender hereby consent and agree that, in any actions predicated upon this Agreement, venue is properly laid in Brevard County, Florida, at the discretion of Lender, and that the Circuit Court for Brevard County, Florida shall have full jurisdiction to determine all issues arising out of or in connection with the execution and enforcement of this Agreement.  Borrower waives to the fullest extent permitted under the laws of the State of Florida, any right, power or privilege to demand a jury trial with respect to any and all issues arising out of or in connection with the execution and/or enforcement of this Agreement.

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

WITNESSES:	"LENDER"
/s/______________________ /s/______________________ Two witnesses as to Lender	CCR OF MELBOURNE, INC. By: /s/ Christian C. Romandetti Christian C. Romandetti, President

"BORROWER"
/s/_______________________ /s/_______________________ Two witnesses as to Borrower	FCID MEDICAL, INC. By: /s/ Christian C. Romandetti Print Name: Christian C. Romandetti Title: President

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